Exhibit 10.1

ALPHA AND OMEGA SEMICONDUCTOR LIMITED

2000 SHARE PLAN

(Amended as of January 9, 2008)

1. Purposes of the Plan. The purposes of this 2000 Share Plan are to attract and retain the best available personnel, to provide additional incentive to the Employees, Directors and Consultants of the Company and its Subsidiaries, to promote the success of the Company’s business, and to enable the Employees to share in the growth and prosperity of the Company by providing them with an opportunity to purchase shares in the Company.

Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant and as reflected in the terms of the written share option agreement. Share Purchase Rights may also be granted under the Plan as determined by the Administrator.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” shall mean the Board or the Committee as shall be administering the Plan in accordance with Section 4 hereof.

(b) “Applicable Laws” shall mean the requirements relating to the administration of stock (or share) option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Options or Share Purchase Rights are granted under the Plan.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986 (United States), as amended.

(e) “Common Shares” shall mean the Common Shares of the Company.

(f) “Company” shall mean Alpha and Omega Semiconductor Limited, an Islands of Bermuda company.

(g) “Companies Act” shall mean the Companies Act 1981 (Bermuda), as amended.

(h) “Committee” shall mean a committee appointed by the Board in accordance with Section 4 hereof, if one is appointed.

(i) “Consultant” shall mean any person or entity who is engaged by the Company, its Parent or any Subsidiary to render consulting or advisory services.

(j) “Director” shall mean a member of the Board.

(k) “Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

(l) “Employee” shall mean any person employed by the Company or any Parent or Subsidiary of the Company or its successor and shall include Officers and Directors other than any Non-Employee Director. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) any transfer between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor legislation.

(n) “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(o) “Non-Employee Director” shall mean a director who is a “Non-Employee Director,” as such term is defined under Rule 16b-3(b)(3)(i) promulgated pursuant to the Exchange Act and any applicable releases and opinions of the Securities and Exchange Commission.

(p) “Nonstatutory Stock Option” shall mean an Option which is not an Incentive Stock Option.

(q) “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r) “Option” shall mean a share option granted pursuant to the Plan.

(s) “Option Agreement” shall mean a written agreement between the Company and an Optionee in such form or forms as the Administrator (subject to the terms and conditions of the Plan) may from time to time approve, evidencing an Option.

(t) “Option Exchange Program” shall mean a program whereby outstanding Options are exchanged for Options with a lower exercise price.

(u) “Optioned Shares” shall mean the Common Shares subject to an Option or a Share Purchase Right.

(v) “Optionee” shall mean the holder of an outstanding Option or Share Purchase Right granted under the Plan.

(w) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Sections 424(e) and (g) of the Code.

(x) “Plan” shall mean this Alpha and Omega Semiconductor Limited 2000 Share Plan.

(y) “Registration Date” shall mean the effective date of the first registration statement which is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(z) “Restricted Shares” shall mean Common Shares acquired pursuant to a grant of a Share Purchase Right.

(aa) “Securities Act” shall mean the Securities Act of 1933 (United States), as amended, or any successor legislation.

(bb) “Service Provider” shall mean an Employee, Consultant or Non-Employee Director.

(cc) “Share” or “Shares” shall mean one or more shares of the Common Shares, as adjusted in accordance with Section 13 of the Plan.

(dd) “Share Purchase Agreement” shall mean an agreement in such form or forms as the Administrator (subject to the terms and conditions of the Plan) may from time to time approve, which is to be executed as a condition of purchasing Optioned Shares upon exercise of an Option or a Share Purchase Right.

(ee) “Share Purchase Right” shall mean a right to purchase Common Shares pursuant to Section 12 hereof.

(ff) “Subsidiary” shall mean a subsidiary corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

3. Shares Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is ten million eight hundred fifty thousand (10,850,000) Shares. The Shares may be authorised, but unissued or reacquired Shares other than reacquired Shares delivered pursuant to Section 7(c)(iv) hereof as payment of consideration in the exercise of an option.

If an Option or Share Purchase Right expires or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, return to the Plan and become available for future grant or sale under the Plan. However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Share Purchase Right, shall not be returned to the Plan and shall not become available for future grant or sale under the Plan, except that if Restricted Shares are repurchased by the Company at their original purchase price and cancelled, such Shares (which will then be authorised but unissued Shares) shall become available for future grant or sale under the Plan.

The Company intends that as long as it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and is not an investment company registered or required to be registered under the Investment Company Act of 1940, as amended, all offers and sales of Options and Common Shares hereunder shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in such a manner so as to preserve such exemption. The Company intends for the Plan to constitute a written compensatory benefit plan within the meaning of Rule 701(b) of 17 CFR Section 230.701 (“Rule 701”) promulgated by the Securities and Exchange Commission pursuant to the Securities Act. Unless otherwise designated by the Administrator or the Committee at the time an Option is granted, all options granted and Shares sold hereunder are intended to be granted in reliance on Rule 701.

4. Administration of the Plan.

(a) Plan Administration. The Plan shall be administered by the Administrator. If the Committee is the Administrator, it shall be constituted to comply with Applicable Laws.

(b) Power of the Administrator. Subject to the provisions of the Plan and, in the case of the Committee being the Administrator, the specific duties delegated by the Board to the Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i) to determine the fair market value of the Common Shares in accordance with Section 7 hereof,

(ii) to select the Service Providers to whom Options (including Incentive Stock Options and Nonstatutory Stock Options) and Share Purchase Rights may be granted hereunder from time to time;

(iii) to determine the number of Shares to be covered by each such grant of Options and Share Purchase Rights hereunder;

(iv) to determine the terms and provisions of each Option Agreement (each of which need not be identical with the terms of other Option Agreements) and, with the consent of the holder thereof, to modify or amend each Option Agreement;

(v) to approve other agreements for use under the Plan, including without limitation Share Purchase Agreements (each of which need not be identical to other Share Purchase Agreements), and with the consent of the holder thereof, to modify or amend each such agreement;

(vi) to determine the terms and conditions of any Option or Share Purchase Right granted hereunder, including without limitation, the exercise price, the type of consideration, the time or times when such Option or Share Purchase Right may be exercised (which may be time- or performance-based), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding such Option or Share Purchase Right or the Common Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to determine whether and under what circumstances an Option may be settled in cash under the Plan;

(viii) to reduce the exercise price of any Option to the then current fair market value of Common Shares if such fair market value has declined since the date of the Option was granted;

(ix) to initiate an Option Exchange Program;

(x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Share Purchase Right that number of Shares having a fair market value equal to the amount required be withheld; the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined; all elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to any sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws, or for the purpose of satisfying the requirements of all Applicable Laws;

(xii) to construe and interpret the Plan, the Option Agreements or any other agreements entered into with respect to the grant or exercise of Options or Share Purchase Rights hereunder;

(xiii) to authorise any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Share Purchase Right previously granted by the Administrator or to take such other actions as may be necessary or appropriate with respect to the Company’s rights pursuant to Options or agreements relating to the grant or exercise thereof; and

(xiv) to make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan.

(c) Effect of the Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of Options or Share Purchase Rights.

5. Eligibility.

(a) Nonstatutory Stock Options and Share Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. An Employee who has been granted an Option may, if such Employee is otherwise eligible, be granted additional Options. A Service Provider who has been granted a Nonstatutory Stock Option or Share Purchase Right may, if such Service Provider is otherwise eligible, be granted additional Nonstatutory Stock Options or Share Purchase Rights.

(b) Neither the Plan nor any Option or Share Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with its right or the Company’s right to terminate such relationship at any time, with or without cause.

6. Term of Plan. This Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by vote of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. This Plan shall continue in effect for a term of ten (10) years unless sooner terminated in accordance with the terms and provisions of the Plan.

7. Option Exercise Price and Consideration.

(a) Exercise Price. The exercise price per Share for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator in accordance with Section 7(b); provided, however, that such price shall in no event be less than eighty-five percent (85%) with respect to Nonstatutory Stock Options, and one hundred percent (100%) with respect to Incentive Stock Options, of the fair market value per Share and, in any event, shall not be less than the par value of the Share. In the case of an Incentive Stock Option granted to an Employee or a Service Provider who, at the time such Option is granted, owns shares (as determined under Section 424(d) of the Code) constituting more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or its Parent or Subsidiaries, the exercise price per Share shall be no less than one hundred ten percent (110%) of the fair market value per Share. Notwithstanding the foregoing, Options may be granted with an exercise price per Share other than as required above pursuant to a merger or other similar corporate transactions.

(b) Fair Market Value. Subject always to the minimum requirements of Applicable Laws, the fair market value per Share shall be determined by the Administrator in its sole discretion, exercised in good faith; provided, however, that where there is a public market for the Common Shares, the fair market value per Share shall be the average of the closing bid and asked prices of the Common Shares on the date of grant or the last market trading day prior to the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotations (“NASDAQ”) System), or, in the event the Common Shares is listed on a stock exchange or on the NASDAQ System, the fair market value per Share shall be the closing price on the exchange or on the NASDAQ System as of the date of grant or the last listed trading day prior to the date of grant, as reported in The Wall Street Journal.

(c) Payment of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of cash, check, promissory notes, Shares held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes which have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment. Subject to subparagraphs (i) through (iv) hereto, utilisation of Shares as the method of payment may be completed by either (a) the tender of Shares then held by the Optionee, or (b) the withholding of Shares which would otherwise be issued pursuant to an Option pursuant to broker-dealer sale and remittance procedure described in subparagraph (iii) hereto. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration is deemed to be such as may be reasonably expected to benefit the Company and if such consideration is of equivalent value to the Shares to be issued.

(i) If the consideration for the exercise of an Option is a promissory note, it shall be a full recourse promissory note executed by the Optionee, bearing interest at a rate which shall be sufficient to preclude the imputation of interest under the applicable provisions of the Code and acceptable subject to the restrictions placed upon the Company with respect to the rendering of financial assistance for the purchase of acquiring Shares by the Companies Act. Until such time as the promissory note has been paid in full, the Company may retain the Shares purchased upon exercise of the Option in escrow as security for payment of the promissory note.

(ii) If the consideration for the exercise of an Option is the surrender of previously acquired and owned Shares, the Optionee will be required to make representations and warranties satisfactory to the Company regarding his title to the Shares used to effect the purchase, including, without limitation, representations and warranties that the Optionee has good and marketable title to such Shares free and clear of any and all liens, encumbrances, charges, equities, claims, security interests, options or restrictions and has full power to deliver such Shares without obtaining the consent or approval of any person or governmental authority other than those which have already given consent or approval in a form satisfactory to the Company. The value of the Shares used to effect the purchase shall be the fair market value of those Shares as determined by the Board in its sole discretion, exercised in good faith.

(iii) If the consideration for the exercise of an Option is to be paid through a broker-dealer sale and remittance procedure, the Optionee shall provide (1) irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and to remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased Shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (2) written instructions to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

(iv) If an Optionee is permitted to exercise an Option by delivering shares of the Company’s Common Shares, the Option Agreement covering such Option may include provisions authorising the Optionee to exercise the Option, in whole or in part, by: (1) delivering whole shares of the Company’s Common Shares previously owned by such Optionee (whether or not acquired through the prior exercise of a share option) having a fair market value equal to the option price; and/or (2) directing the

Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the option price. Shares of the Company’s Common Shares so delivered or withheld shall be valued at their fair market value on the date of exercise of the Option, as determined by the Administrator. Any balance of the exercise price shall be paid in cash or by check or a promissory note, each in accordance with the terms of this Section 7. Any Shares delivered or withheld in accordance with this provision shall again become available for purposes of the Plan and for Options subsequently granted thereunder to the extent permissible pursuant to Section 3 hereof.

8. Options.

(a) Terms and Provisions of Options. As provided in Section 4 of the Plan and subject to any limitations specified herein, the Administrator shall have the authority to determine the terms and provisions of any Option granted under the Plan or any agreement required to be executed in connection with the grant or exercise of an Option. Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement. Options granted pursuant to the Plan are conditioned upon the Company obtaining any required permit or order from appropriate governmental agencies authorising the Company to issue such Options and Shares issuable upon exercise thereof.

(b) Term of Option. The term of an Option shall be specified in an Option Agreement pertaining thereto and may be up to ten (10) years from the date of grant thereof, except that the term of an Option granted to an Optionee who, at the time the Option is granted, owns shares comprising more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or its Parent or Subsidiaries, shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

(c) Exercise of Option.

(i) Procedure for Exercise Rights as Shareholder. Any Option shall be exercisable at such times, in such installments and under such conditions as may be determined by the Administrator and specified in the Option Agreement pertaining thereto, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may be exercised in accordance with the provisions of the Plan as to all or any portion of the Shares then exercisable under an Option, from time to time during the term of the Option. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal business office in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and, except when the broker-dealer sale and remittance procedure described in Section 7(c)(iii) hereto is used, full payment for the Shares with respect to which the Option is exercised has been received by the Company, accompanied by an executed Share Purchase Agreement and any other agreements required by the terms of the Plan and/or the Option Agreement. Full payment may consist of such consideration and method of payment allowable under Section 7 of the Plan. Until the Option is properly exercised in accordance with the terms of this paragraph, no right to vote or receive dividends or any other rights as a shareholder (or member) exist with respect to the Optioned Shares. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Option is exercised, except as provided in Section 13 of the Plan.

As soon as practicable after any proper exercise of an Option in accordance with the provisions of the Plan, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which the Option shall have been exercised. The time of issuance and delivery of the certificate(s) representing the Shares for which the Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any applicable listing requirements of any national or regional securities exchange or any law or regulation applicable to the issuance or delivery of such Shares. No Option may be exercised unless the Plan has been duly approved by the shareholders (or members) of the Company in accordance with Applicable Laws. Notwithstanding anything to the contrary herein, the terms of a Share Purchase Agreement required to be executed and delivered in connection with the exercise of an Option may require the certificate or certificates representing the Shares purchased upon exercise of an Option to be delivered and deposited with the Company as security for the Optionee’s faithful performance of the terms of its Share Purchase Agreement.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider for any reason other than death or disability, such Optionee shall have the right to exercise the Option at any time within thirty (30) days (or such longer period of time as specified in the Option Agreement) following the date such Optionee ceases to be a Service Provider, to the extent that such Optionee was entitled to exercise the Option at the date of such termination; provided, however, that no Option shall be exercisable after the expiration of the term set forth in the Option Agreement. To the extent that such optionee was not entitled to exercise the Option at the date of such termination, or if such Optionee does not exercise such Option (which such Optionee was entitled to exercise) within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iii) Death or Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of death or Disability, the Option may be exercised at any time within six (6) month following the date of death or Disability, in the case of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, or, in the case of Disability, by the Optionee, but in any case only to the extent the Optionee was entitled to exercise the Option at the date of its termination of relationship as a Service Provider; provided, however, that no Option shall be exercisable after the expiration of the Option term set forth in the Option Agreement. To the extent that such Optionee was not entitled to exercise such Option at the date of its termination of relationship as a Service Provider as a result of death or Disability or if such Option is not exercised (to the extent it could be exercised) within the time specified herein, the Option shall terminate and revert to the Plan.

9. Repurchase of Shares. At the option of the Administrator, the shares to be delivered pursuant to the exercise of any Option granted to an Employee, Director or Consultant under this Plan may be subject to a right of repurchase in favor of the Company, subject to the terms of the Companies Act, with respect to any Employee, or Director or Consultant whose employment, or director or consulting relationship with the Company is terminated.

10. Limit on Value of Optioned Shares. To the extent the aggregate fair market value (determined at the time an Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under all share plans or share option plans of the Company, its Parents or its Subsidiaries, if any, exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as Nonstatutory Stock Options. For the purpose of this Section 10, Incentive Stock Options shall be taken into account in the order in which they were granted. The fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

11. Nontransferability Options and Share Purchase Rights. Options and Share Purchase Rights granted under the Plan may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and may be exercised, during the lifetime of the Optionee, only by such Optionee.

12. Share Purchase Rights.

(a) Rights to Purchase. Share Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Share Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The terms of the offer shall comply in all respects with Section 260.140.42 of Title 10 of the California Code of Regulations. The offer shall be accepted by execution of a Share Purchase Agreement for Restricted Shares.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Share Purchase Agreement for Restricted Shares set forth in this Section 12 shall grant the Company a repurchase option, subject to the terms of the Companies Act, exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to such Share Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c) Other Provisions. The Share Purchase Agreement for Restricted Shares set forth in this Section 12 shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights As Shareholder. Once the Share Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder (or member) and shall be a shareholder (or member) when its purchase is entered upon the records of the duly authorised transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Share Purchase Right is exercised, except as provided in Section 13 of the Plan.

13. Adjustments upon Changes in Capitalisation Merger or Asset Sale.

(a) Changes in Capitalisation. Subject to any required action by the shareholders (or members) of the Company, the number of shares of Common Shares covered by each outstanding Option or Share Purchase Right, and the number of shares of Common Shares which have been authorised for issuance under the Plan but as to which no Options or Share Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Share Purchase Right, as well as the price per share of Common Shares covered by each such outstanding Option or Share Purchase Right, shall be equitably adjusted for any increase or decrease in the number of issued shares of Common Shares resulting from a share split, reverse share split, share dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, exchange of shares, combination or reclassification of the Common Shares, or any other increase or decrease in the number or issued shares of Common Shares effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board in such a manner as the Board deems appropriate in order to prevent the dilution or enlargement of benefits under the Options or Share Purchase Rights. The adjustments determined by the Board shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to the number or price of Common Shares subject to an Option or Share Purchase Right.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise its Option or Share Purchase Right until fifteen (15) days prior to such transaction as to all of the Optioned Shares covered thereby, including Shares as to which the Option or Share Purchase Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Share Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Share Purchase right will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company, each outstanding Option and Share Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or subsidiary of the successor corporation. In the event that the successor corporation refuses or is unable to assume or substitute for the Option or Share Purchase Right, the Optionee shall fully vest in, and have the right to exercise, the Option or Share Purchase Right as to all of the Optioned Shares, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Share Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or a sale of assets, the Administrator shall notify the Optionee in writing that the Option or Share Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Share Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Share Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Shares subject to the Option or Share Purchase Right immediately prior to the merger or sale of assets, the consideration (whether shares, cash or other securities or property) received in the merger or sale of assets by holders of Common Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common shares of the successor corporation or its Parent, the Administrator may, with consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Share Purchase Right, for each Share of Optioned Shares subject to the Option or Share Purchase Right, to be solely common shares of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Shares in the merger or sale of assets.

14. Time of Granting Options and Share Purchase Rights. The date of grant of an Option or Share Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Share Purchase Right; provided, however, that if the Administrator determines that such grant shall be as of some future date, the date of grant shall be such future date. Notice of the determination shall be given to each Service Provider to whom an Option or Share Purchase Right is so granted within a reasonable time after the date of such grant.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable and shall use its reasonable effort to make amendments which may be required so that Options intended to be Incentive Stock Options shall continue to be Incentive Stock Options for the purpose of the Code, except that, without approval of the holders of a majority of the Company’s outstanding shares, no such revision or amendment shall:

(i) Other than in connection with an adjustment under Section 13 of the Plan, increase the number of Common Shares subject to the Plan;

(ii) Materially increase the benefits accruing to participants under the Plan; or

(iii) Extend the term of the Plan.

(b) Shareholder Approval. The Board shall obtain shareholder (or member) approval of any amendment to the Plan to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. Except as otherwise provided in Section 13, any amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to such termination.

16. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Option, the Board may require the person exercising such Option to execute an agreement with, and/or may require the person exercising such Option to make any representation and warranty to, the Company as may in the judgment of counsel to the Company be required under Applicable Laws, including but not limited to a representation and warranty that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Reservation of Shares. The Company, during the term of the Plan, at all times shall keep available such number of authorized but unissued Shares as shall be necessary to satisfy the requirements of the Plan.

18. Inability to Obtain Authority. The Company, during the term of the Plan, shall use diligent efforts to seek to obtain from appropriate regulatory agencies any requisite authorisation in order to issue and sell such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain the requisite authorisation(s) deemed necessary by the Company’s counsel for the lawful issuance and sale of any Shares hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any Shares hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or sell such Shares.

19. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders (or members) of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such shareholder (or member) approval shall be obtained in the degree and manner required under Applicable Laws.

20. Liability of Company. The Company, its Parent or any Subsidiary which is in existence or hereafter comes into existence shall not be liable to an Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Options intended to be Incentive Stock Options granted hereunder do not qualify as incentive stock options within the meaning of Section 422 of the Code.

21. Information to Optionee. Upon Optionee’s request, the Company shall provide without charge annually to each Optionee during the period its Option is outstanding copies of a balance sheet and income statement of the Company. In the event that the Company provides annual reports or periodic reports to its shareholders (or members) during the period in which an Optionee’s Option or Share Purchase Right is outstanding, the Company shall provide to such Optionee a copy of each such report upon Optionee’s request.

22. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the mail, as first class, registered or certified mail, with postage and fees prepaid and addressed (i) if to the Company, at its principal place of business, attention: Secretary, or (ii) if to the Optionee at its address as set forth on the signature page of the Option Agreement, or at such other address as either party may from time to time designate in writing to other. It shall be the obligation of each Optionee and each transferee holding Shares purchased upon exercise of an Option or Share Purchase Right to provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of its direct mailing address.

23. No Enlargement of Rights As Service Provider. This Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Service Provider, or to be consideration for or a condition of the relationship of any Service Provider with the Company. Nothing contained in the Plan shall be deemed to give any Service Provider the right to be retained in the employ or service of the Company, its Parent, Subsidiary or a successor corporation, or to interfere with the right of the Company or any such corporations to discharge or retire any Service Provider at any time with or without cause and with or without notice. No Service Provider shall have any right to or interest in Options authorised hereunder prior to the grant thereof to such Service Provider, and upon such grant such Service Provider shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company’s Memorandum of Association and Bylaws, as the same may be amended from time to time.

24. Legends on Certificates.

(a) Unless an appropriate registration statement is filed pursuant to the Securities Act with respect to the Options and Shares issuable under the Plan, each document or certificate representing such Options or Shares shall be endorsed thereon with a legend substantially as follows:

“THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) Each document or certificate representing the Options or Shares issuable under the Plan shall also contain legends as may be required under Applicable Laws including applicable blue sky laws or by any Share Purchase Agreement or other agreement the execution of which is a condition to the exercise of an Option or Share Purchase Right under the Plan.

25. Invalid Provisions. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under Applicable Laws, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.